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23.4  CONSENT OF BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.


                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants

                          406 Lippincott Drive, Ste. J
                         Marlton, New Jersey 08053-4168
                        (856) 346-2828 Fax (856) 396-0022

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Global Resource Corporation
408 Bloomfield Drive, Unit 3
West Berlin, New Jersey 08091

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 16, 2007, relating to the consolidated financial statements of Global Resource Corporation which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Marlton, NJ 08053

January 25, 2008




           AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
                         CENTER FOR AUDIT QUALITY (CAQ)
               NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
             PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS